UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2021

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On June 17, 2021, NextDecade Corporation (the “Company”) appointed Ivan Van der Walt as Chief Operating Officer of the Company, effective July 1, 2021.

Mr. Van der Walt, age 46, has served as the Senior Vice President, Engineering and Construction, of the Company since July 2018 where he was responsible for all project management, engineering, construction, commissioning, and operations of the Company’s liquefied natural gas (“LNG”) and carbon capture projects.  Prior to joining the Company, Mr. Van der Walt was a Deputy Project Director at Chicago Bridge & Iron Company (now McDermott International (“McDermott”)) from May 2016 until May 2018.  Mr. Van der Walt has nearly 30 years of experience in the oil and gas industry, including senior roles with McDermott and Chevron. He also previously served as chief executive of the Australasian division of the KNM Group. Mr. Van der Walt has management experience on multiple LNG projects including Darwin LNG, Woodside LNG Train 5, Pluto LNG, Gorgon LNG, and Cameron LNG. Mr. Van der Walt has provided dynamic and motivational leadership with a demonstrated ability to deliver results in diverse and challenging business environments and has successfully managed cross‐country pipelines and compressor station projects in support of the LNG and power industries. Mr. Van der Walt holds a Bachelor of Science in Engineering Technology.

The appointment of Mr. Van der Walt to serve as Chief Operating Officer of the Company was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Van der Walt and any director or other executive officer of the Company. Mr. Van der Walt has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K and there are no changes in Mr. Van der Walt’s current compensation as a result of the change in title.

Appointment of General Counsel and Corporate Secretary

On June 17, 2021, the Company appointed Vera de Gyarfas as General Counsel and Corporate Secretary of the Company, effective July 12, 2021, to replace Krysta De Lima, the Company’s General Counsel and Corporate Secretary, who notified the Company on June 16, 2021 of her resignation effective as of July 7, 2021. Ms. De Lima’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Ms. de Gyarfas, age 54, joins the Company with nearly 30 years of legal experience in the global energy industry having responsibility for oversight of all legal, corporate governance, compliance, litigation, regulatory, and outside counsel management. She was previously a partner in Mayer Brown LLP’s Houston office and a member of the firm’s Oil & Gas industry group. Ms. de Gyarfas has extensive LNG industry experience, including having represented Anadarko Petroleum Corporation as operator of the Area 1 Block and developer of an LNG project in Mozambique, structuring, and negotiating investments agreements, commercial contracts, LNG Sale and Purchase Agreements, and other activities in support of LNG project developers, buyers, and investors. Ms. de Gyarfas is U.S. Regional Director for the Association of International Petroleum Negotiators and Vice Chair of the International Committee of the Institute for Energy Law.

On June 21, 2021, the Company issued a press release announcing the appointment of Mr. Van der Walt as Chief Operating Officer of the Company, the appointment of Ms. de Gyarfas as General Counsel and Corporate Secretary of the Company, and the resignation of Ms. De Lima as General Counsel and Corporate Secretary of the Company.  A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01.            Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release, dated June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2021

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel